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EXHIBIT 21  SUBSIDIARIES OF THE THE WILLIAM CARTER COMPANY

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
CORPORATE NAME                 JURISDICTION OF INCORPORATION      NAME UNDER WHICH
--------------                 -----------------------------      -----------------
                               OR ORGANIZATION                    BUSINESS IS DONE
                               ----------------                   ----------------
Carter's Imagination, Inc.     Delaware                           Carter's Imagination, Inc.

Carter's de San Pedro, Inc.    Delaware                           Carter's de San Pedro, Inc.

Carter's Barranca              Costa Rica                         Carter's Barranca
  Sociedad Anonima                                                  Sociedad Anonima

Corporation Carter Co., S.A.   Costa Rica                         Corporation Carter Co., S.A.

Carter's de Linares            Mexico                             Carter's de Linares

Carter's de Montemorelus       Mexico                             Carter's de Montemorelus
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